Exhibit 99.1


   Capital Lease Funding Announces Fourth Quarter and Full Year 2005 Results


    NEW YORK--(BUSINESS WIRE)--March 2, 2006--Capital Lease Funding, Inc. (NYSE: LSE), a net lease REIT, today announced its results for the fourth quarter and full year ended December 31, 2005.

    Full Year 2005 Highlights:

    --  Net lease Investment Portfolio Increased 144% to $1.2 Billion

    --  Revenues Increased 248% to $73 million

    --  Funds from Operations Increased 500% to $15.8 Million, or
        $0.57 Per Share

    -- Net Income to Common Holders Increased 236% to $4.6 Million, or $0.16 Per Share

    --  Originated more than $750 million in Net Lease Assets,
        Including the Purchase of 17 Properties

    -- Fourth Quarter 2005 Common Stock Dividend Increased 33% From Prior Year Quarter To $0.20 Per Share

    Fourth Quarter 2005 Highlights:

    -- Added $148 million in Net Lease Assets, Including $95 million in Property Purchases

    --  Direct Net Lease Property Ownership now Comprises 64% of the
        Portfolio

    -- Fourth Quarter 2005 Common Stock Dividend Increased 11% From Prior Quarter To $0.20 Per Share

    Full Year 2005 Results

    For the year ended December 31, 2005, the Company reported total revenues of $73.1 million, compared to $21.0 million for the year 2004. FFO increased 500% to $15.8 million, or $0.57 per share, compared to $2.6 million, or $0.12 per share, in 2004. The Company's net income available to common stockholders for the full year ended December 31, 2005 improved 236% to $4.6 million, or $0.16 per share, compared to $1.4 million, or $0.06 per share, in 2004. A reconciliation of net income to FFO is attached to this press release. All of the Company's owned properties are leased to investment grade rated tenants, and 88% of the overall portfolio is invested in owned net leased properties and loans on net leased properties where the underlying tenant is rated investment grade, and in investment grade rated real estate securities.
    Paul McDowell, Chief Executive Officer, stated, "In 2005, we made terrific progress in the Company's evolution as a major net lease equity owner. During the year, our total net lease portfolio increased 144% to $1.2 billion as we grew our FFO significantly and increased the number of owned properties as a percentage of our portfolio from 39% to 64%. Additionally, the cash flows from our equity portfolio is comprised entirely of owned properties net leased to investment grade tenants possessing an approximate average remaining lease term of 13 years. The long-term nature of our cash flows gives us a stable platform to support future growth."

    Fourth Quarter Results

    For the fourth quarter ended December 31, 2005, the Company total revenues grew 119% to $24.6 million, compared to $11.2 million in the fourth quarter of 2004. FFO was $5.6 million, or $0.20 per share, as compared to $4.1 million, or $0.15 per share in the fourth quarter of 2004. Net income available to common stockholders for the fourth quarter of 2005 was $1.1 million, or $0.04 per share, compared to net income $3.1 million, or $0.11 per share, in the fourth quarter of 2004. Net income in 2005 was primarily impacted due to increased depreciation and amortization expense from substantial growth in the Company's net lease real estate portfolio.
    Mr. McDowell continued, "In the fourth quarter, we continued to make progress in expanding our recurring FFO and net lease portfolio, as most of the assets we acquired in the third quarter began producing revenues and we added $148 million of net lease assets, most in the last half of December 2005. As we start 2006, we expect to continue to invest our capital in high-quality net lease assets that are accretive to existing shareholders."

    Investment Highlights:

    During the quarter ended December 31, 2005, the Company added $148 of assets to its net lease portfolio, including a $56 million portfolio of two properties net leased to Allstate Insurance Company and one property net leased to Farmers New World Life Insurance Company for $39.6 million. A third Allstate property acquired in the fourth quarter is being held for sale.
    During 2005, the Company originated more than $750 million in net lease assets, including the purchase of 17 individual properties totaling 2.3 million rentable square feet net leased to 10 different investment grade tenants for a total purchase price of $565 million. As of December 31, 2005, the Company's net lease portfolio was $1.2 billion, and owned real properties represented approximately 64% of the portfolio.

    Balance Sheet Data:

    At December 31, 2005, the Company had total assets of $1.3 billion, including $750 million in net real estate investments, $298 million in mortgage and other real estate loans, and $137 million in securities available for sale. The Company's portfolio was financed with long-term fixed rate mortgage and CDO debt of $820 million, and $130 million of short-term variable rate borrowings. As of December 31, 2005, approximately 82% of our net lease portfolio was financed with long-term fixed rate debt.
    On October 19, 2005, the Company issued 1,400,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock at a price to the public of $25.00 per share. The shares are listed on the New York Stock Exchange under the symbol "LSEPrA."
    On December 12, 2005, the Company issued $30.0 million of trust preferred securities at a fixed interest rate of 7.68% per annum through January 30, 2016, and a floating rate equal to the London Interbank Offered Rate (LIBOR) plus 2.60% per annum thereafter. The trust preferred securities mature in January 2036, and are redeemable by the Company at par at any time beginning on January 30, 2011.

    Dividends:

    In the fourth quarter of 2005, the Company declared a cash dividend on its common stock in the amount $0.20 per share, an increase of 11% or $0.02 from the third quarter of 2005, and $0.05 or 33% compared to the fourth quarter of 2004. The level of CapLease's common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.
    The Company also declared a cash dividend of $0.48524 on its 8.125% Series A cumulative redeemable preferred stock.

    2006 Guidance:

    Based upon the Company's current outlook, including the origination of net lease assets for 2006 and expectations for raising of additional capital to fund those origination activities, management expects full year 2006 FFO per share and EPS to be in the range of $0.93 to $1.01, and $0.02 to $0.07, respectively. Management expects FFO per share and EPS for the first quarter of 2006 to be in the range of $0.21 to $0.23, and $0.03 to $0.05, respectively.
    The only difference between FFO and EPS is depreciation on real property.
    The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to the Company's guidance.

    Conference Call:

    Capital Lease Funding will hold a conference call and webcast to discuss the Company's fourth quarter and full year 2005 results after the market close today at 5:00 p.m. (Eastern Time). Hosting the call will be Paul H. McDowell, Chief Executive Officer and Shawn P. Seale, Senior Vice President and Chief Financial Officer.
    Interested parties may listen to the conference call by dialing
(888) 802-2280 or (913) 312-1266 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.
    A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's website for fourteen days following the call. A recording of the call also will be available approximately one hour after the call by dialing (888) 203-1112 or
(719) 457-0820 for international participants and entering passcode 3354592. The replay will be available from 8:00 p.m. (Eastern Time) on March 2, 2006 until midnight March 16, 2006.

    Non-GAAP Financial Measures:

    Funds from operations (FFO) is a non-GAAP financial measure. The Company believes FFO is a useful additional measure of the Company's performance because it facilitates an understanding of the Company's operating performance after adjustment for real estate depreciation, a non-cash expense which assumes that the value of real estate assets diminishes predictably over time. In addition, the Company believes that FFO provides useful information to the investment community about the Company's financial performance as compared to other REITs since FFO is generally recognized as an industry standard for measuring the operating performance of an equity REIT.
    The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    Forward-Looking and Cautionary Statements:

    This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

    -- our ability to make additional investments in a timely manner or on acceptable terms;

    -- our ability to obtain long-term financing for our asset investments at the spread levels we project when we invest in the asset;

    -- adverse changes in the financial condition of the tenants underlying our net lease investments;

    -- increases in our financing costs and/or our general and administrative costs;

    -- changes in our industry, the industries of our tenants, interest rates or the general economy;

    --  the success of our hedging strategy;

    --  our ability to raise additional capital;

    -- impairments in the value of the collateral underlying our investments; and

    --  the degree and nature of our competition.

    In addition, we may be required to defer revenue recognition on real properties we acquire if the property is under construction or is not yet ready for occupancy.
    Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company's Form 10-K for the year ended December 31, 2004, including the section entitled "Risk Factors," and the Company's other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC's website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

    About the Company:

    Capital Lease Funding, Inc. is a real estate investment trust, or REIT, focused on owning and financing commercial real estate that is net leased primarily to single tenants with investment grade or near investment grade credit ratings.



Capital Lease Funding, Inc. and Subsidiaries
Consolidated Statements of Operations
For the three months ended December 31, 2005 and 2004, and the years ended December 31, 2005 and 2004
(Unaudited)

                                      For the            For the
                                    Three Months      Twelve Months
(Amounts in thousands, except     Ended December 31  Ended December 31
 per share amounts)                 2005       2004     2005    2004
----------------------------------------------------------------------
Revenues:                         Unaudited Unaudited Unaudited
Interest income from mortgage
 and other real estate loans and
 securities                         $7,775    $5,080  $27,898 $13,589
Gain on sales of mortgage and
 other real estate loans and
 securities                              -       565      447     794
Rental revenue                      14,518     3,385   37,956   4,287
Property expense recoveries          2,079     1,608    6,272   1,608
Other revenue                          200       584      479     726
----------------------------------------------------------------------
Total revenues                      24,572    11,222   73,052  21,004
----------------------------------------------------------------------
Expenses:
Interest expense                    11,844     1,893   31,398   2,768
Property expenses                    3,374     1,761   10,441   1,761
(Gain) loss on derivatives            (159)        -     (159)    724
Loss on securities                       -       247    2,372     247
General and administrative expenses  2,634     2,770   10,140   8,833
General and administrative
 expenses-stock based compensation     666       325    2,235   3,825
Depreciation and amortization
 expense on real property            4,489     1,041   11,273   1,281
Loan processing expenses               102        75      283     196
----------------------------------------------------------------------
Total expenses                      22,950     8,112   67,983  19,635
----------------------------------------------------------------------
Income (loss) before minority
 interest                            1,622     3,110   5,069   1,369
Minority interest in
 consolidated entities                   -         -      55       -
Provision for income taxes               -        (9)      -      (9)
----------------------------------------------------------------------
Income from continuing operations    1,622     3,101    5,124   1,360
Income from discontinued operations      6         -        6       -
----------------------------------------------------------------------
Net income                           1,628     3,101    5,130   1,360
Dividends attributable to
 preferred shares                     (561)        -     (561)      -
----------------------------------------------------------------------
Net income allocable to common
 stockholders                       $1,067    $3,101  $ 4,569 $ 1,360
----------------------------------------------------------------------

Earnings per share:
 Net income per share, basic and
  diluted                           $0.04     $ 0.11  $  0.16 $  0.06
 Weighted average number of
  common shares outstanding,
  basic and diluted                 27,868    27,492   27,784  22,125
Dividends declared per common
 share                              $0.20     $ 0.15  $  0.74  $ 0.25
Dividends declared per preferred
 share                              $0.48524  $    -  $0.48524 $   -


Capital Lease Funding, Inc. and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2005 (unaudited) and December 31, 2004

                                                       December 31,
                                                  --------------------
(Amounts in thousands, except share and per share
 amounts)                                               2005     2004
----------------------------------------------------------------------
Assets:
Cash and cash equivalents                            $19,316  $30,721
Mortgage and other real estate loans                 297,551  207,347
Real estate investments, net                         764,930  194,541
Real estate investments consolidated under FIN46           -   48,000
Assets held for sale                                   2,942        -
Securities available for sale                        137,409   87,756
Structuring fees receivable                            3,862    4,426
Prepaid expenses and other assets                     60,478    8,911
----------------------------------------------------------------------
Total Assets                                      $1,286,488 $581,702
----------------------------------------------------------------------
Liabilities and Stockholders' Equity:
Accounts payable, accrued expenses and other
 liabilities                                         $14,890  $25,916
Repurchase agreement obligations                     129,965  133,831
Mortgages on real estate investments                 551,844  111,539
Mortgage on real estate investments consolidated
 under FIN46                                               -    4,815
Collateralized debt obligations                      268,156        -
Other long-term debt                                  30,930        -
Intangible liabilities on real estate investments     14,419    7,028
Dividends payable                                      6,253    4,124
----------------------------------------------------------------------
Total liabilities                                  1,016,457  287,253
Minority interest in real estate investments
 consolidated under FIN46                                  -   41,185
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000
 shares authorized, Series A cumulative redeemable
 preferred, liquidation preference $25.00 per
 share, 1,400,000 and 0 shares issued and
 outstanding, respectively                                14        -
Preferred stock, additional paid in capital           33,643        -
Common stock, $0.01 par value, 500,000,000 shares
 authorized, 27,868,480 and 27,491,700 shares
 issued and outstanding, respectively                    279      275
Additional paid in capital                           237,843  251,786
Accumulated other comprehensive (loss) income         (1,748)   1,203
----------------------------------------------------------------------
Total Stockholders' Equity                           270,031  253,264
----------------------------------------------------------------------
Total Liabilities and Stockholders' Equity        $1,286,488 $581,702
----------------------------------------------------------------------

Capital Lease Funding, Inc. and Subsidiaries
Reconciliation of Net Income to Funds from Operations (unaudited)
For the three months ended December 31, 2005 and 2004, and the years ended December 31, 2005 and 2004

The following is a reconciliation of net income to FFO applicable to common stockholders (in thousands, except per share data):



                                      For the            For the
                                    Three Months      Twelve Months
(in thousands, except             Ended December 31  Ended December 31
 per share amounts)                 2005       2004     2005    2004
----------------------------------------------------------------------

Net income allocable to common
 stockholders                         $1,067     $(273) $4,569 $1,360
Adjustments:                               -         -       -      -
Add: Depreciation and amortization
 expense on real property              4,489     3,596  11,273  1,281
----------------------------------------------------------------------
Funds from operations                 $5,556    $3,323 $15,842 $2,640
----------------------------------------------------------------------
                                           -         -       -      -
Weighted average number of common
 shares oustanding, basic and diluted 27,868    27,868  27,784 22,125
Funds from operations per share       $ 0.20    $ 0.12  $ 0.57 $ 0.12
                                           -         -       -      -
Gain on sale of mortgage loans and
 securities                           $   -      $ 210  $  447 $  794
Depreciation on real estate
 investments consolidated under
 FIN46                                $   -      $ 518  $  935 $    -


    CONTACT: ICR, Inc.
             Investor Relations/Media:
             Brad Cohen, 212-217-6393
             bcohen@icrinc.com